UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2009, Morris Publishing Group, LLC (“MPG”), Morris Publishing Finance Co. (“MPF”, and together with MPG, the “Issuers”), and the subsidiaries of MPG signatory thereto (the “Guarantors”, and together with the Issuers, the “Company”) entered into a Restructuring Support Agreement (the “Support Agreement”) with the holders of the 7% Senior Subordinated Notes due 2013 (the “Old Notes”) signatory thereto (the “Consenting Holders”) representing approximately 72% of the approximately $278,478,000 in aggregate principal amount outstanding of the Old Notes. The description of the Support Agreement herein is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and made a part hereof. The Support Agreement incorporates and supplements that certain binding restructuring term sheet (the “Term Sheet”), dated as of September 23, 2009 and amended on October 15, 2009, October 23, 2009 and October 27, 2009, by and among the Company and the Consenting Holders.

The Support Agreement provides, among other things, for the restructuring of the Old Notes (the “Restructuring”) through either (i) an out-of-court exchange offer (the “Exchange Offer”), if holders of at least 99% of the aggregate principal amount of the outstanding Old Notes tender their Old Notes in such exchange offer, or (ii) a pre-packaged plan of reorganization (the “Prepackaged Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), if the Prepackaged Plan is approved by holders of Old Notes representing at least two-thirds in principal amount and more than one-half in number of those who vote to accept or reject the Prepackaged Plan and is confirmed by a final order of the Bankruptcy Court. Pursuant to the Restructuring, the holders of the Old Notes would exchange their Old Notes (including any accrued and unpaid interest) for their pro rata share of $100,000,000 principal amount of new second-lien secured notes (the “New Notes”) immediately upon the effective date (the “Effective Date”) of either (i) the Exchange Offer, or (ii) the Prepackaged Plan. Upon consummation of the Restructuring, $110,000,000 of MPG’s existing $136,500,000 of senior debt will be satisfied or contributed to capital by affiliates of MPG. The New Notes will bear interest of at least 10% per annum but could bear interest up to 15% per annum until MPG repays its remaining senior debt, and a portion of any interest may be paid-in-kind (PIK). The New Notes will have a maturity of four and one half years from the Effective Date. The Company has agreed to solicit votes (the “Solicitation”) from the holders of the Old Notes to accept the Prepackaged Plan concurrently with the Exchange Offer.
Pursuant to the Support Agreement, the Consenting Holders have agreed, among other things:

•	to timely vote to accept the Prepackaged Plan and not to revoke any such vote unless and until the Support Agreement is terminated in accordance with its terms;

•	to timely vote against and not consent to or otherwise directly or indirectly support, any restructuring or reorganization of the Company other than the Exchange Offer and the Prepackaged Plan;

•
if chapter 11 cases have been commenced in accordance with the Support Agreement, not to directly or indirectly seek, solicit, support, or encourage the termination or modification of the Company’s exclusive period for the filing of any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company, or take any other action that could prevent, interfere with, delay or impede the implementation or consummation of the Restructuring; and

•	to consent to an amendment to the indenture governing the Old Notes.

Pursuant to the Support Agreement, the Company has agreed, among other things:

•
if the minimum tender condition, which requires at least 99% of the aggregate principal amount of the outstanding Old Notes to have been validly tendered and not withdrawn in the Exchange Offer, has not been satisfied by the Exchange Offer’s expiration date, as it may be extended:

▪	to commence chapter 11 cases within seven (7) calendar days after the conclusion of the solicitation of acceptances of the Prepackaged Plan;

▪
to obtain, in accordance with the terms of the Support Agreement, the approval of a disclosure statement and the confirmation of the Prepackaged Plan from the Bankruptcy Court not later than 5:00 pm Eastern time on the date that is thirty (30) calendar days after the commencement of the chapter 11 cases, subject to the schedule of the Bankruptcy Court; and

▪	to consummate the Prepackaged Plan not later than 5:00 pm Eastern time on the date that is eleven (11) calendar days after the date on which the Prepackaged Plan is confirmed by the Bankruptcy Court;

•	not to withdraw or revoke the Exchange Offer or the Prepackaged Plan or publicly announce the Company’s intention not to pursue the Restructuring;

•
not to propose, support, assist, engage in negotiations in connection with or participate in the formulation of, any restructuring or reorganization of the Company other than the Restructuring prior to the consummation of the Restructuring;

•	to pay for certain fees and expenses of the legal and financial advisors for the ad hoc committee of certain Consenting Holders;

•
to limit the Company’s ability to take certain actions, including issuing securities, hiring additional employees, making capital expenditures and incurring indebtedness prior to the consummation of the Restructuring;

•	to have certain amounts of cash on hand when the Restructuring is consummated;

•	with respect to the Credit Agreement, by and among the Company, Morris Communications Company, LLC, the lenders party thereto and Tranche Manager, LLC, as administrative agent,

▪
that the aggregate outstanding balance on the Tranche A term loan will not exceed $19,700,000 at any time, and that the aggregate outstanding balance of the Tranche B term loan will not exceed $6,800,000 (plus accrued paid-in-kind interest) at any time;

▪	that the Tranche A term loan will not be held by an affiliate of the Company at any time;

▪	not to make certain amendments to the Credit Agreement; and

▪
on or prior to one hundred fifty (150) days from the consummation of the Restructuring, to refinance the Tranche A term loan, and that the Company may, at its option, refinance the Tranche B term loan, in each case with a term loan and/or revolver that is provided by an unaffiliated commercial bank and not by an affiliate of the Company and that complies with certain terms and conditions outlined in the Support Agreement. If the Tranche B term loan is not refinanced on or prior to one hundred fifty (150) days from the consummation of the Restructuring, the Tranche B term loan will mature four and one half years from the date the New Notes are issued and will only be capable of amortization or repayment on a pro rata basis with the New Notes;

•
if the minimum tender condition, which requires at least 99% of the aggregate principal amount of the outstanding Old Notes have been validly tendered and not withdrawn in the Exchange Offer, has been satisfied, to consummate the Exchange Offer within three (3) business days after the expiration date of the Exchange Offer, as it may be extended;

•	to allow holders of the New Notes to appoint a non-voting observer to each of the Company’s board of directors so long as any New Notes remain outstanding;

•	to make certain amendments to the Company’s tax consolidation agreement within fifteen (15) business days of commencing the Exchange Offer;

•	to make certain amendments to the Company’s management and services agreement that will become effective upon the consummation of the Restructuring; and

•
to enter into deposit account control agreements to perfect the security interest granted under the New Notes with respect to each deposit account that is or will be in place for the benefit of the Company’s lenders under the Credit Agreement on or prior to the consummation of the Restructuring.

Pursuant to the Support Agreement, the Company may enter into a first-lien secured working capital facility (the “Working Capital Facility”) with an aggregate maximum principal amount not to exceed $10,000,000, provided that any Working Capital Facility permits (1) the payment of interest on the New Notes at all times (other than when an event of default under the Working Capital Facility shall have occurred and be continuing), and (2) the amortization of the New Notes when there is no outstanding balance on the Working Capital Facility. As a condition to obtaining the Working Capital Facility, the Company is required to use available cash to amortize the Tranche A term loan (or the refinanced debt, if applicable).

Subject to earlier termination, the Support Agreement will automatically terminate upon the earlier of the consummation of the Restructuring and September 30, 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1
Restructuring Support Agreement, dated as of October 30, 2009, among, Morris Publishing Group, LLC, Morris Publishing Finance Co., the subsidiaries of Morris Publishing Group, LLC signatory thereto and the holders of the 7% Senior Subordinated Notes due 2013 signatory thereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2009	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Restructuring Support Agreement, dated as of October 30, 2009, by and among Morris Publishing Group, LLC, Morris Publishing Finance Co., the subsidiaries of Morris Publishing Group, LLC signatory thereto and the holders of the 7% Senior Subordinated Notes due 2013 signatory thereto.